WEST VIRGINIA
ARTICLES OF INCORPORATION
OF
MOUNTAINEER GAS SERVICES, INC.
The undersigned, acting as incorporator(s) of a corporation under Chapter 31, Article 1, Section 27 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:
1. The undersigned agree to become a West Virginia corporation by the name of
MOUNTAINEER GAS SERVICES, INC.
2. A The address at the physical location of the principal office of the corporation will be 414 Summers Street, in the city of Charleston, county of Kanawha, State of West Virginia, Zip Code 25301.
The mailing address of the above location will be same as above.
B. The address at the physical location of the principal place of business in West Virginia of the corporation will be same as above.
The mailing address of the above location will be same as above.
3. This corporation is organized as:

Stock, for profit, and the aggregate value of the authorized capital stock of said profit corporation will be One Hundred dollars, which shall be divided into One Hundred shares of the par value of One dollar each.

4. The period of duration of the corporation is perpetual.
5. The purpose(s) for which this corporation is formed is as follows:
The transaction of any or all lawful business for which corporations may be incorporated in West Virginia.

Without limitation or restriction of such purpose, it is intended that such corporation shall be primarily engaged in the acquisition, development and sale of natural resources, including but not limited to, oil and natural gas.

6. The provisions for the regulation of the internal affairs of the corporation, which the incorporators elect to set forth in the articles of incorporation, are as follows:
As per the bylaws of the corporation.
7. The provisions granting, limiting or denying preemptive rights to shareholders, if any, are as follows;
Not applicable. This corporation will be the solely-owned subsidiary of Mountaineer Gas Company.

8.      The full name(s) and address(es) of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each is(are) as follows:

NAME	ADDRESS	NUMBER OF SHARES
Mountaineer Gas Company	414 Summers Street Charleston, WV 25301	100

9.     The number of directors constituting the initial board of directors of the corporation is two (2) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders/members, or until their successors are elected and shall qualify, are as follows:

NAME	ADDRESS
Richard L. Grant	414 Summers Street, Charleston, WV 25301
Michael S. Fletcher	414 Summers Street, Charleston, WV 25301
John G. McMillian	414 Summers Street, Charleston, WV 25301
10. The name and address of the appointed person to whom notice or process may be sent is
Michael S. Fletcher	414 Summers Street, Charleston, WV 25301
ACKNOWLEDGEMENT
I (We), the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this "Articles of Incorporation."
In witness whereof, I(we) have accordingly hereunto set my(our) respective hands this 19th day of November, 1992.

(All incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.) PHOTOCOPIES OF THE SIGNATURES OF THE INCORPORATORS AND THE NOTARY PUBLIC CANNOT BE ACCEPTED.

Mountaineer Gas Company By /s/ Richard L. Grant Its President
STATE OF WEST VIRGINIA
COUNTY OF KANAWHA

I, Richard L. Grant, a Notary Public, in and for the county and state aforesaid, hereby certify that (names of all incorporators as shown in item 8 must be inserted in this space by official taking acknowledgement)

Richard L. Grant President of Mountaineer Gas Company
Whose name(s) is(are) signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said county and acknowledged his(her)(their) signature(s).
Official Seal NOTARY PUBLIC State of West Virginia Teresa A. Quigley 1612 McCubbin Drive Charleston, WV 25311 My Commission Expires June 22, 1998	My commission expires June 22, 1998 /s/ Teresa A. Quigley Notary Public
ARTICLES OF INCORPORATION PREPARED BY Richard G. Conley, Attorney, whose mailing address is 414 Summers Street, Charleston, WV 25301.